UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2019

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

In connection with the private offering referred to in Item 8.01 below, Fortress Transportation and Infrastructure Investors LLC (the “Company” or “we”) disclosed the following estimated preliminary financial results for its fourth quarter and full year ended December 31, 2018.

Estimated Preliminary Financial Results for the Quarter and Year Ended December 31, 2018

For the fourth quarter of 2018, we estimate that Revenue will be in the range of $134.5 million to $138.7 million, net (loss) income attributable to shareholders will be in the range of $(2.4) million to $1.8 million and that Adjusted EBITDA will be in the range of $59.7 million to $63.9 million. For the full year of 2018, we estimate that Revenue will be in the range of $376.5 million to $380.7 million, net income attributable to shareholders will be in the range of $2.5 million to $6.7 million and that Adjusted EBITDA will be in the range of $218.8 million to $223.0 million.

We have provided ranges, rather than specific amounts, for the preliminary operating results described above primarily because our closing procedures for the quarter and year ended December 31, 2018 are not yet complete and, as a result, our final results upon completion of the closing procedures may vary from the preliminary estimates.  These estimates, which are the responsibility of our management, were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions.   Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results.  Estimates of operating results are inherently uncertain and we undertake no obligation to update this information.  Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

We define Adjusted EBITDA as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.  We believe Adjusted EBITDA  serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner. We believe that net income attributable to shareholders, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA.  The table below reconciles estimated preliminary Adjusted EBITDA to estimated preliminary net income (loss) attributable to shareholders.

(dollars in thousands)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2018	Year Ended December 31, 2018	Year Ended December 31, 2018

	Low	High	Low	High
Total revenues	$134,500	$138,700	$376,500	$380,700

Net (loss) income attributable to shareholders	$(2,367)	$1,833	$2,470	$6,670
Add: Provision for income taxes	(161)	(161)	1,419	1,419
Add: Equity-based compensation expense	232	232	901	901
Add: Acquisition and transaction expenses	2,234	2,234	6,968	6,968
Add: Losses on the modification or extinguishment of debt and capital lease obligations	-	-	-	-
Add: Changes in fair value of non-hedge derivative instruments	(6,090)	(6,090)	(5,523)	(5,523)
Add: Asset impairment charges	-	-	-	-
Add: Incentive allocations	(146)	(146)	407	407
Add: Depreciation and amortization expense (1)	48,472	48,472	162,954	162,954
Add: Interest expense	17,984	17,984	57,854	57,854
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(26)	(26)	359	359
Less: Equity in losses of unconsolidated entities	410	410	1,008	1,008
Less: Non-controlling share of Adjusted EBITDA (3)	(842)	(842)	(10,017)	(10,017)
Adjusted EBITDA (non-GAAP)	$59,700	$63,900	$218,800	$223,000

(1) Includes the following items for the three months ended and year ended December 31, 2018: (i) depreciation and amortization expense of $39,442 and $136,295, (ii) lease intangible amortization of $2,674 and $8,588 and (iii) amortization for lease incentives of $6,356 of $18,071, respectively.

(2) Includes the following items for the three months ended and year ended December 31, 2018: (i) net loss of $462 and $1,196, (ii) interest expense of $174 and $477 and (iii) depreciation and amortization expense of $262 and $1,078, respectively.

(3) Includes the following items for the three months ended and year ended December 31, 2018: (i) equity based compensation of $35 and $131, (ii) provision for income taxes of $(44) and $(34), (iii) interest expense of $899 and $4,722, (iv) depreciation and amortization expense of $1,200 and $6,297 and (v) changes in fair value of non-hedge derivative instruments of $(1,248) and $(1,099), respectively.

The reconciliation of estimated preliminary Adjusted EBITDA to estimated preliminary net income (loss) attributable to shareholders was calculated across the low and high ranges based on our preliminary estimates of the expected base case differences between net income (loss) attributable to shareholders and Adjusted EBITDA. Similar to the estimated preliminary operating results noted above, our final reconciliation upon completion of our closing procedures may vary from the preliminary estimates.

The information in this Current Report on Form 8-K furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Private Offering of Additional Notes
On February 6, 2019, the Company announced that it is commencing an offering of $100.0 million aggregate principal amount of additional 6.75% senior notes due 2022 (the “Additional Notes”) in a private offering, subject to market and other conditions. There are $550.0 million 6.75% senior notes due 2022 outstanding as of the date hereof.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of outstanding revolving borrowings under the Company’s credit agreement dated as of June 16, 2017, as amended, and the funding of future investments, including aviation investments.

The Additional Notes will be offered in the United States to qualified institutional buyers under Rule 144A under the Securities Act, and to persons outside of the United States under Regulation S under the Securities Act. The Additional Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Supplemental Disclosure

In a confidential preliminary offering memorandum dated February 6, 2019 that will be distributed to prospective investors in connection with the private offering, the Company supplemented certain recent developments and risk factor disclosure it previously disclosed in its Form 10-Q for the quarter ended September 30, 2018, which is set forth below.

Recent Developments

Repauno Revolver

On November 5, 2018, a subsidiary of the Company entered into the Repauno Revolver with certain lenders. The Repauno Revolver provides for revolving loans in the aggregate principal amount of up to $25.0 million. In January 2019, $6.0 million was drawn under the Repauno Revolver.

Jefferson Revolver Amendment

On December 20, 2018, a subsidiary of the Company entered into Amendment No. 1 to the Jefferson Revolver. The amendment, among other things, temporarily increases the aggregate revolving commitments under the Jefferson Revolver by $25.0 million from $50.0 million to $75.0 million, with such temporary increase expiring on August 1, 2019. As of February 6, 2019, there were $49.8 million of borrowings outstanding under the Jefferson Revolver.

Potential Financing Transactions

We are currently evaluating (i) increasing the aggregate commitments under our existing Revolving Credit Facility by up to $125.0 million and making certain other amendments to the terms thereof and (ii) several potential financing transactions by certain of our subsidiaries, including a potential infrastructure financing transaction by certain of our unrestricted subsidiaries in connection with our planned construction of a combined-cycle power plant in Hannibal, Ohio (clauses (i) and (ii), collectively, ‘‘Potential Financing Transactions’’). In connection with certain of the Potential Financing Transactions, we may make investments or commit to make investments that would be funded in part with a portion of the net proceeds from the offering. The timing of any Potential Financing Transaction has not been determined but may occur concurrently with or shortly after the consummation of the offering.

We can provide no assurance that we will complete any Potential Financing Transactions or that we will do so in the amount, or on the terms, we anticipate. The completion of the offering is not contingent upon the completion of any Potential Financing Transaction.

Risks Related to the Notes

We have the ability to incur substantial additional debt, which may intensify the risks associated with our substantial existing debt, including our ability to service the Notes and other debt.

Our credit facilities and other debt instruments, including the Indenture, will permit us, subject to compliance with certain covenants, to incur a substantial amount of additional indebtedness, including senior secured indebtedness. As of September 30, 2018, on an as adjusted basis after giving effect to the Transactions, the Company and our subsidiaries would have had $1.3 billion aggregate principal amount of indebtedness outstanding. In addition, as of September 30, 2018, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $125.0 million under the Revolving Credit Facility and our subsidiaries would have had the ability to borrow an additional $2.8 million (or $46.8 million after giving effect to the Subsidiary Revolver Transactions) under revolving credit facilities, subject in each case to compliance with certain conditions. We may also incur additional debt from time to time, subject to the restrictions contained in our other debt instruments, including the Indenture. Our unrestricted subsidiaries are not subject to the restrictive covenants of the Indenture and as a result may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes. If we incur additional debt above the levels in effect upon the closing of the offering, the risks associated with our substantial existing debt, including our ability to service our debt, could intensify.

FTAI will depend on the receipt of dividends or other intercompany transfers from its subsidiaries to pay the principal of, and interest on, the Notes.

FTAI conducts substantially all of its operations through its subsidiaries, and substantially all of the operating assets of the Company are held directly by its subsidiaries. FTAI, as the issuer of the Notes, will therefore be dependent upon dividends or other intercompany transfers of funds from these subsidiaries in order to pay the principal of, and interest on, the Notes and to meet its other obligations.

Unless they are guarantors of the Notes, FTAI’s subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available to FTAI. Our non-guarantor subsidiaries may not be able to, or may not be permitted to make distributions to enable us to make payments in respect of FTAI’s indebtedness, including the Notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries. For example, our unrestricted subsidiaries are not subject to the restrictive covenants of the Indenture. As a result, our unrestricted subsidiaries may enter into financing arrangements that limit their ability to make funds available to FTAI. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of FTAI’s indebtedness, including the Notes.

We are required by Section 404 of the Sarbanes-Oxley Act to evaluate the effectiveness of our internal controls, and the outcome of that effort may adversely affect our results of operations, financial condition and liquidity. Because we are no longer an emerging growth company, we are subject to heightened disclosure obligations, which may impact our share price.

As a public company, we are required to comply with Section 404 (“Section 404”) of the Sarbanes-Oxley Act. Section 404 requires that we evaluate the effectiveness of our internal control over financial reporting at the end of each fiscal year and to include a management report assessing the effectiveness of our internal controls over financial reporting in our Annual Report on Form 10-K for that fiscal year. Section 404 also requires an independent registered public accounting firm to attest to, and report on, management’s assessment of our internal controls over financial reporting. Because we ceased to be an emerging growth company at the end of 2017, we were required to have our independent registered public accounting firm attest to the effectiveness of our internal controls in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The outcome of our review and the report of our independent registered public accounting firm may adversely affect our results of operations, financial condition and liquidity. During the course of our review, we may identify control deficiencies of varying degrees of severity, and we may incur significant costs to remediate those deficiencies or otherwise improve our internal controls. As a public company, we are required to report control deficiencies that constitute a “material weakness” in our internal control over financial reporting.  If we discover a material weakness in our internal control over financial reporting, our share price could decline and our ability to raise capital could be impaired.  We are currently evaluating control deficiencies identified in the operation of internal controls in our Aviation segment that may constitute a material weakness in the aggregate.  We are actively remediating these deficiencies but cannot predict the timing of the completion of such remediation, including whether it will be completed by the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. If we are unable to complete such remediation prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, such Annual Report may disclose a material weakness in our internal control over financial reporting, and the report of our independent registered public accounting firm included therein may state that we do not maintain effective internal controls, in each case as of December 31, 2018.

The information in this Form 8-K filed pursuant to Item 8.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Language Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as supplemented by the Company’s subsequently filed Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name:	Scott Christopher
Title:	Chief Financial Officer

Date: February 6, 2019